SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        LAKELAND FINANCIAL CORPORATION

------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or by the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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


LAKELAND FINANCIAL CORPORATION
P.O. Box 1387, Warsaw, IN  46580 (219) 267-6144




                                March 15, 2000

Dear Shareholder:



         On behalf of the board of directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of stockholders of Lakeland Financial Corporation to be held at 12:00 Noon (EST) on April 11, 2000, at the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the 1999 annual report to shareholders for your review. At the meeting we shall report on operations and the outlook for the year ahead.

         Your board of directors has nominated four persons to serve as directors, each of whom are incumbent directors. We recommend you vote your shares for the director nominees.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.

                                Very truly yours,



                                Michael L. Kubacki
                                (Michael L. Kubacki)
                                President and Chief Executive Officer

                        LAKELAND FINANCIAL CORPORATION

                           NOTICE OF ANNUAL MEETING

                                OF SHAREHOLDERS

                           TO BE HELD APRIL 11, 2000

To the shareholders:

         The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 11, 2000, at 12:00 Noon (EST) in the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana, for the following purposes:

         1.       to elect four members of the board of directors; and

         2. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

         Only shareholders of record on our books at the close of business on February 22, 2000 will be entitled to vote at the annual meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

                                By order of the Board of Directors




                                R. Douglas Grant
                                (R. Douglas Grant)
                                Chairman of the Board


Warsaw, Indiana
March 15, 2000

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                        LAKELAND FINANCIAL CORPORATION
                            202 East Center Street
                             Post Office Box 1387
                          Warsaw, Indiana 46581-1387
                                (219) 267-6144


                                PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Lakeland Financial for use at the annual meeting of shareholders of Lakeland Financial to be held at the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana on Tuesday, April 11, 2000 at Noon (EST), or at any adjournments or postponements of the meeting.

         At the annual meeting, shareholders are being asked to consider and vote upon the election of four directors and to conduct any other business which is properly brought before the meeting.

         The accompanying notice of meeting, proxy card and this proxy statement are first being mailed to shareholders on or about March 15, 2000. Certain of the information provided in the proxy statement relates to Lake City Bank, our wholly owned subsidiary. We also own all of the common securities of Lakeland Capital Trust, a Delaware business trust. Lakeland Capital Trust was created for the issuance of trust preferred securities to the public.

         We will pay the total expense of this solicitation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of Lakeland Financial and Lake City Bank, who will not be specially compensated for such soliciting.

Voting Rights and Proxy Information

         We have fixed the close of business on February 22, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Our transfer books will not be closed between the record date and the date of the annual meeting. The board of directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the corporate secretary and stockholders present at the meeting may revoke their proxy and vote in person.

         On February 22, 2000, we had 5,788,992 issued and outstanding shares of common stock. For the election of directors and for all other matters to be voted upon at the annual meeting, each share of common stock is entitled to one vote. A majority of the outstanding shares of the common stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 22, 2000, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial as a group.



    Name of Individual or           Amount and Nature of      Percent
Number of Individuals in Group     Beneficial Ownership(1)    of Class
------------------------------     -----------------------    --------

5% Stockholders

Lakeland Financial Corporation             645,128(2)           11.14%
401(k) Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387

Directors and Nominees

Eddie Creighton                            140,160(3)            2.42%
Anna K. Duffin                               3,000(4)               *
L. Craig Fulmer                              2,188                  *
R. Douglas Grant                           101,305(5)            1.75%
Jerry L. Helvey                             64,848(6)            1.12%
Michael L. Kubacki                          18,982(7)               *
Allan J. Ludwig                             19,492(8)               *
Charles E. Niemier                           2,000                  *
Richard L. Pletcher                          1,628(9)               *
Terry L. Tucker                              5,280                  *
M. Scott Welch                                 850                  *
George L. White                              2,640(10)              *

Other Named Executive Officers

Paul S. Siebenmorgen                        32,820(11)              *
Walter L. Weldy                             10,628                  *
Terry M. White                                 625                  *

All directors and executive
  officers as a group
(18 persons)                               462,884(12)           8.00%

*Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power. These amounts do not include any shares held in the directors deferred compensation plan.

(2) This information has been supplied by Lake City Bank which serves as trustee of the trust for the plan. Participant employees of Lakeland Financial and Lake City Bank exercise voting and investment power over the shares held in their respective participant accounts. Lake City Bank exercises sole investment power over those shares not allocated to any participant account.

(3) Includes 112,172 shares held by CB Farms, LLC, as to which Mr. Creighton shares voting and investment power; 8,288 shares held by Mr. Creighton's individual retirement account as to which he exercises both voting and investment power; and 3,960 shares, held by Mr. Creighton's wife, with respect to which shares he disclaims any beneficial ownership.

(4) All of which shares Mrs. Duffin owns jointly with her husband and shares voting and investment power.

(5) This includes all shares which have been allocated to Mr. Grant under the 401(k) plan through December 31, 1999 and for all prior years.

(6) Includes 50,620 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(7) Includes 10 shares held jointly with Mr. Kubacki's daughter, as to which shares he disclaims any beneficial interest.

(8) Includes 15,492 shares held by Ludwig, Inc., as to which shares Mr. Ludwig exercises voting and investment power; 2,000 shares held by Mr. Ludwig's individual retirement account, as to which shares he exercises voting and investment power; and 2,000 shares held by Mr. Ludwig's wife's retirement account, as to which shares Mr. Ludwig disclaims any beneficial interest.

(9) Includes 664 shares held by Mr. Pletcher's individual retirement account. Also included are 664 shares held by Mr. Pletcher's wife's individual retirement account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(10) Includes 2,420 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(11) Mr. Siebenmorgen resigned as executive vice president, effective February 25, 2000.

(12) This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 1999 and all prior years.

                             ELECTION OF DIRECTORS

         At the annual meeting to be held on April 11, 2000, shareholders will be entitled to elect four directors for a term expiring in 2003. The directors are divided into three classes having staggered terms of three years. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2003. We recommend that shareholders vote FOR each of the nominees for director.

                                   NOMINEES

Name               Director  Positions with the Lakeland
(Age)              Since(1)  Financial and Lake City Bank
-----              --------  ----------------------------

Term Expires 2003

R. Douglas Grant      1980   Chairman of the Board and Director of Lakeland
(Age 66)                     Financial and Lake City Bank

Jerry L. Helvey       1974   Director of Lakeland Financial and Lake City Bank
(Age 66)

Allan J. Ludwig       1996   Director of Lakeland Financial and Lake City Bank
(Age 61)

Richard L. Pletcher   1992   Director of Lakeland Financial and Lake City Bank
(Age 58)

                             CONTINUING DIRECTORS

Term Expires 2001

Anna K. Duffin        1994   Director of Lakeland Financial and Lake City Bank
(Age 66)

L. Craig Fulmer       1993   Director of Lakeland Financial and Lake City Bank
(Age 57)

Charles E. Niemier    1998   Director of Lakeland Financial and Lake City Bank
(Age 44)

Terry L. Tucker       1988   Director of Lakeland Financial and Lake City Bank
(Age 59)

Term Expires 2002

Eddie Creighton       1970   Director of Lakeland Financial and Lake City Bank
(Age 67)

Michael L. Kubacki    1998   President, Chief Executive Officer and Director
(Age 48)                     of Lakeland Financial and Lake City Bank

M. Scott Welch        1998   Director of Lakeland Financial and Lake City Bank
(Age 39)

George L. White       1984   Director of Lakeland Financial and Lake City Bank
(Age 67)

(1) Includes service as a director of Lake City Bank. Messrs. Grant, Helvey, Creighton and White have served in this capacity since the formation of Lakeland Financial in 1984.

         All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. No member of the board of directors or executive officer is related to any other member of the board of directors or executive officer. No director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company, except for Mr. Fulmer, who is a director of Starcraft Corporation and Mr. Niemier, who is a director of Biomet, Inc.

         The business experience of each of the nominees and continuing directors for the past five years is as follows:

         Mr. Creighton is a former partner and general manager of CB Farms, LLC, which owns and operates Creighton Brothers, LLC and Crystal Lake, LLC, which are involved in poultry and egg production and sales, as well as the production and sale of other agricultural and food products.

         Mrs. Duffin is active in civic affairs in the Goshen, Indiana area.

         Mr. Fulmer is chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

         Mr. Grant presently serves as chairman of the board of directors of Lakeland Financial and Lake City Bank, positions which he has held since 1993. Prior to January 1999, he also served as president and chief executive officer of Lakeland Financial and Lake City Bank.

         Mr. Helvey is president of Helvey & Associates, Inc., a group of collection agencies.

         Mr. Kubacki presently serves as president and chief executive officer of Lakeland Financial and Lake City Bank. He first joined Lakeland Financial and Lake City Bank during 1998 as president and became chief executive officer of both in January 1999. Prior to 1998, Mr. Kubacki served as Executive Vice President of the Northern Trust Bank of California, NA.

         Mr. Ludwig is an entrepreneur and industrial developer.

         Mr. Niemier is presently senior vice president - International Operations of Biomet, Inc., which is a manufacturer of medical and orthopedic devices. He also serves as a trustee of Valparaiso University.

         Mr. Pletcher is president of Pletcher Enterprises, Inc., a holding company, and chief executive officer of its principal subsidiary Amish Acres, LLC, a heritage resort.

         Mr. Tucker is president of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, as well as the production and sale of other food products.

         Mr. Welch is the chief executive officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging.

         Mr. White is former president of United Telephone Company of Indiana, Inc.

         In addition, the following individuals serve as executive officers of Lakeland Financial:

         Robert C. Condon, age 59, presently serves as an executive vice president of Lakeland Financial and Lake City Bank, positions he has held since 1999. Prior to that he was managing director of the northern California region of The Northern Trust Company for eight years. Prior to that he was vice president and division head for Trust Division A for The Northern Trust Company in Chicago.

         D. Jean Northenor, age 67, presently serves as an executive vice president of Lakeland Financial and Lake City Bank, positions she has held since 1998. She first joined Lake City Bank as the marketing officer in 1983.

         Charles D. Smith, age 55, presently serves as a senior vice president of Lakeland Financial and Lake City Bank, positions he has held since 1992. He has served as an officer of Lake City Bank since 1983.

         Walter L. Weldy, age 59, is presently an executive vice president of Lakeland Financial and Lake City Bank, positions he has held since 1996. He first joined Lake City Bank as a senior vice president in 1990.

         Terry M. White, age 42, presently serves as an executive vice president and secretary of Lakeland Financial and Lake City Bank, positions he has held since 1997. He first joined Lake City Bank as a senior vice president in 1993.

Compliance With Section 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 1999, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 1999.

Board of Directors and Committees of the Board

         Our board of directors held twelve regularly scheduled meetings during 1999. The board of directors has, in addition to other committees, an audit committee and a compensation committee. There is no nominating committee as the full board acts on nominations. All members of our board of directors also serve as members of the board of directors of Lake City Bank. During 1999, no director attended less than 75% of the total number of meetings they were eligible to attend, except Messrs. Helvey, Ludwig, Niemier and Welch.

         The audit committee, comprised of Anna K. Duffin, Richard L. Pletcher, Terry L. Tucker, M. Scott Welch and George L. White, held eleven meetings during 1999. None of the members of the audit committee are employed by us or Lake City Bank. The functions performed by the audit committee include:

         - making recommendations to the board of directors with respect to selection of our independent auditors;

         - reviewing the independence of the independent auditors;

         - reviewing actions by management on the independent auditors and internal auditors recommendations;

         - meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures; and

         - reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

To promote independence of the audit function, the committee consults separately and jointly with the independent auditors, the internal auditors and management.

         The compensation committee, comprised of L. Craig Fulmer, R. Douglas Grant, Jerry L. Helvey, Michael L. Kubacki and George L. White, held two meetings during 1999. The functions performed by the compensation committee include making recommendations to the full board of directors with respect to officers' salaries and setting awards in accordance with our benefit plans.

                            EXECUTIVE COMPENSATION

         The following table shows the compensation earned for the last three fiscal years by the chief executive officer and our executive officers whose 1999 salary and bonus exceeded $100,000:


                                            SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------
                                                                                   Long Term
                                                                                 Compensation
                                                  Annual Compensation               Awards
                                           ----------------------------------- ------------------
             (a)                   (b)             (c)               (d)              (g)                (i)

                                                                                  Securities
                                                                                  Underlying          All Other
           Name and                                                              Options/SARs       Compensation
      Principal Position          Year          Salary($)         Bonus($)            (#)              ($)(3)
------------------------------- ---------- -------------------- -------------- ------------------ ------------------
R. Douglas Grant(1)                1999         $ 172,884        $  72,500           6,000            $  94,581(4)
Chairman of the Board and          1998           301,154          166,000           6,000               18,622
Chief Executive Officer            1997           260,000           73,500             ---               25,090

Michael L. Kubacki(2)              1999         $ 237,500        $  28,125          10,000            $   7,616
President and Chief Executive      1998           111,993              ---          20,000                  305
Officer

Paul S. Siebenmorgen(5)            1999         $ 140,230        $  24,418           4,000            $   8,541
Executive Vice President           1998           135,239           29,541          12,000                9,568
                                   1997           112,538           24,998             ---               10,200

Walter L. Weldy                    1999         $ 110,600        $  19,612           4,000            $   6,879
Executive Vice President           1998           108,623           23,470           6,000                8,818
                                   1997            89,408           17,436             ---                8,763

Terry M. White                     1999         $ 108,050        $  18,759           4,000            $   5,142
Executive Vice President           1998           103,898           18,487          12,000                5,891
                                   1997            82,742           12,206             ---                7,601


(1) Mr. Grant resigned as chief executive officer of Lakeland Financial on January 1, 1999. He still is the chairman of the board.

(2) Mr. Kubacki became chief executive officer of Lakeland Financial on January 1, 1999. Mr. Kubacki was first employed by Lakeland Financial and Lake City Bank in 1998. Accordingly, no information is given with respect to his compensation for 1997.

(3) The amounts set forth in column (i) for Messrs. Grant, Kubacki, Siebenmorgen, Weldy and White include the following:

         401(k) plan matching contributions, including supplemental 401(k) matching contributions, paid by Lakeland Financial

         Mr. Grant   Mr. Kubacki    Mr. Siebenmorgen    Mr. Weldy    Mr. White
1999 -   $   7,166   $  5,755       $  6,310            $  4,977     $  4,488
1998 -   $   9,600   $    ---       $  8,114            $  6,517     $  5,195
1997 -   $  19,798   $    ---       $  8,440            $  6,706     $  6,690


(4) In connection with Mr. Grant's retirement, he received his company car and other considerations, valued at $82,606. This amount is reflected in column (i) in addition to the 401(k) matching contributions.

(5) Mr. Sienbenmorgen resigned as executive vice president, effective February 25, 2000.

         The following table sets forth information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                  Individual Grants

----------------------------------------------------------------------------------------------------------------------
                                                                                           Potential realizable value
                                                                                           at assumed annual rates of
                                                                                            stock price appreciation
                                                                                                for option term
                                                                                           ---------------------------
           (a)                  (b)             (c)              (d)             (e)           (f)           (g)

                                            % of Total
                                              Options
                              Options       Granted to       Exercise or
                              Granted      Employees in      Base Price      Expiration
          Name                (#)(1)        Fiscal Year        ($/Sh)           Date          5%($)         10%($)
-------------------------- -------------- ---------------- ---------------- -------------- ------------- -------------
R. Douglas Grant               6,000            6.37%      $      19.4375     02/09/09     $    73,345   $   185,870

Michael L. Kubacki            10,000           10.62%      $      19.4375     02/09/09     $   122,241   $   309,784

Paul S. Siebenmorgen           4,000            4.25%      $      19.4375     02/09/09     $    48,897   $   123,913

Walter L. Weldy                4,000            4.25%      $      19.4375     02/09/09     $    48,897   $   123,913

Terry M. White                 4,000            4.25%      $      19.4375     02/09/09     $    48,897   $   123,913


(1)      All options will vest five years after grant.

         The following table sets forth information concerning the exercisable and nonexercisable stock options at December 31, 1999 held by the individuals named in the summary compensation table:

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                     OPTIONS VALUES

--------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities
                               Shares                      Underlying Unexercised Options       Value of Unexercised
                            Acquired on                               at FY-End                In-the-Money Options at
          Name                Exercise     Value Realized              (#)(d)                       FY-End ($)(e)
           (a)                 (#)(b)          ($)(c)       Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------- --------------- --------------- -------------- ----------------- ------------- ----------------
R. Douglas Grant                 ---       $         ---         ---         12,000         $     ---     $      ---

Michael L. Kubacki               ---       $         ---         ---         30,000         $     ---     $      ---

Paul S. Siebenmorgen             ---       $         ---         ---         16,000         $     ---     $      ---

Walter L. Weldy                  ---       $         ---         ---         10,000         $     ---     $      ---

Terry M. White                   ---       $         ---         ---         16,000         $     ---     $      ---



Pension Plan Table

         Our defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. We recently amended the plan, effective March 31, 2000, to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who are not participants of the plan as of March 31, 2000 will not be able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants will be frozen in place, and continuing employment with us will not increase the employee's benefits upon retirement. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service or through March 31, 2000, whichever occurs first.

         The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased, as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant and Mr. Siebenmorgen received annuities costing $33,286 and $1,878, respectively, as a part of the plan termination.

              Years of Credited Service Through March 31, 2000

Remuneration      15           20           25           30           35
------------ ------------ ------------ ------------ ------------ ------------

     100,000       37,500       50,000       50,000       50,000       50,000
     150,000       56,250       75,000       75,000       75,000       75,000
     200,000       75,000      100,000      100,000      100,000      100,000
     250,000       93,750      125,000      125,000      125,000      125,000
     300,000      112,500      150,000      150,000      150,000      150,000
     350,000      131,250      175,000      175,000      175,000      175,000
     400,000      150,000      200,000      200,000      200,000      200,000
     450,000      168,750      225,000      225,000      225,000      225,000
     500,000      187,500      250,000      250,000      250,000      250,000


         The amounts shown above include benefits payable under a supplemental employee's retirement plan, which is a non-qualified plan payable as a general creditor of Lakeland Financial. This plan was created in1989 when changes to the defined pension plan could have resulted in a reduced pension benefit for certain highly compensated employees. This supplemental plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits. Benefits under this plan were frozen as of December 31, 1999, by a resolution of our board. All benefits as of this date are frozen, and continuing employment will not increase an employee's benefits under the plan.

         The salaries and bonuses shown above in the summary compensation table for Messrs. Grant, Kubacki, Siebenmorgen, Weldy and White approximate covered compensation under the plan. It is estimated that Messrs. Grant, Kubacki, Siebenmorgen, Weldy and White had 21, 2, 19, 9 and 7 years of credited service, respectively, at December 31, 1999.

Compensation Committee Interlocks and Insider Participation

         During 1999, the compensation committee consisted of Messrs. Fulmer, Grant, Helvey, Kubacki and White. Inside directors (full-time employees of Lakeland Financial) serving on the compensation committee leave the meeting during the time the committee is deliberating on that individual's compensation or that of the individual's superiors. Inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, the chairman of Lakeland Financial, participated during 1999 in establishing the salaries of all executive officers except his own. Likewise, Mr. Kubacki, president and chief executive officer of Lakeland Financial, participated during 1999 in establishing the salaries of all executive officers except his own and Mr. Grant.

Report of the Compensation Committee on Executive Compensation

         The report of the compensation committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The compensation committee has furnished the following report on executive compensation.

General

         We annually review executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation, we have historically divided compensation into the two separate components of salary and bonus. When fixing an individual executive officer's compensation, these two components are intended to work together to compensate the executive officer fairly for his or her services and reward the executive officer based upon our performance during the year. We further encourage the executive officers and all employees to acquire a personal interest in the long-term success of Lakeland Financial by participating in stock ownership under our 401(k) plan. During 1998, we established the Lakeland Financial Corporation 1997 Share Incentive Plan to enhance the opportunity of the executive officers, as well as other covered employees, to acquire stock in Lakeland Financial. The board of directors retains final approval over executive compensation.

Salary

         Executive officer salaries are based upon a wide variety of factors, including prior years' salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participated and made recommendations to the committee. Likewise, Mr. Kubacki participated in establishing the salaries of executive officers other than himself and Mr. Grant. This policy will continue as Mr. Kubacki has replaced Mr. Grant as chief executive officer.

         The committee reviews the annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association as well as a salary survey prepared by Crowe, Chizek and Company LLP. Using this information, the committee establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although our overall profitability is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of our common stock during the preceding several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as chairman, during 1999, as shown in the summary compensation table above, was based upon the committee's satisfaction in 1998 with our overall profitability and performance of our common stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors.

Bonus

         Executive officer bonuses, including Mr. Grant's and Mr. Kubacki's are determined by an established executive incentive compensation program, which is periodically reviewed by the committee. This program applies to all of our executive officers, as well as designated officers of Lake City Bank. As established, the committee retains the right to modify the program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The bonus program is designed to encourage the executive officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During the December 1999 review, the committee chose not to modify the bonus program or withhold payment for fiscal year 1999. We have adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of unrealized gains or losses on certain debt and equity securities held in Lake City Bank's investment securities portfolio at year end. For purposes of the bonus program, unrealized gains and losses in the investment securities portfolio of Lake City Bank are excluded from equity capital.

         Bonuses are computed on our return on investment (shareholders' equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) plan. The year end return on investment computed on shareholders' equity as of January 1 of each year must equal or exceed 12% in order for a bonus to be paid that year. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

         As established, the bonus program provides that our president and chief executive officer would receive two times the established percentage for their bonuses and the executive vice presidents receive one and one half times the established percentage for their bonuses. For 1999, the return on investment established a 10% bonus payable in 1999. Bonuses for officers receiving promotions during the year are prorated.

Stock Ownership

         At the annual meeting held in April 1998, the shareholders approved the Lakeland Financial Corporation 1997 Share Incentive Plan. The purpose of this incentive plan is to enhance our long term financial performance by:

      - attracting and retaining executive and other key employees of Lakeland Financial and Lake City Bank through incentive compensation opportunities;

      - motivating such employees to further the long term goals of Lakeland Financial and the Lake City Bank; and

      -   furthering the identity of interests of participating employees with
          our  shareholders  through   opportunities  for  increased  employee
          ownership of Lakeland Financial.

      During 1999, the compensation committee recommended, and the board of directors approved, the granting of options for a total of 113,910 shares to 121 employees and directors. The number and terms of shares for which options were granted to Messrs. Grant, Kubacki, Siebenmorgen, Weldy and White during 1999 are shown in the table of option grants above.

         We have a 401(k) plan, effective January 1, 1984, which allows the participants to choose between several different investment options. Under the plan, employees are eligible to redirect up to 9% of their regular basic compensation into a tax-deferred trust. We make matching contributions on up to 6% of each participant's regular basic compensation. All participants are always 100% vested in their salary redirections and become 100% vested in our contributions upon retirement, disability or in accordance with the vesting provisions of the plan. Participant accounts are distributed to the individual participants upon termination of employment and may include our stock.

         The plan formerly allowed participants to invest in our common stock through the plan. Effective December 31, 1999 the plan no longer allows this investment option. However, any stock already purchased and allocated to a participant's account will remain in that account, unless otherwise directed by the participant. All of our stock held by the trust was purchased by independent agents in open market transactions and voting power is exercised by the individual participants.

Approved by the Lakeland Financial compensation committee as of December 31, 1999.

L. Craig Fulmer            Jerry L. Helvey, Chairman          George L. White
R. Douglas Grant           Michael L. Kubacki


Stock Price Performance

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares cumulative total return* of Lakeland Financial, the Nasdaq Market Index and two peer group indexes.

         The following table was presented as a graph in the proxy material mailed to the shareholders.

                   Lakeland
                   Financial      Peer        Peer
       Date       Corporation    Group(1)    Group(2)    NASDAQ
     --------     -----------   ---------   ---------  ---------
       1/1/95      $   100.00      100.00      100.00     100.00
     12/31/95          121.13      124.98      128.93     129.71
     12/31/96          180.50      156.73      156.71     161.18
     12/31/97          291.24      252.17      258.23     197.16
     12/31/98          225.95      241.88      254.86     278.08
     12/31/99          186.77      210.92      228.76     490.46

* Assumes $100 invested on January 1, 1994 and that all dividends were reinvested.

         Included in this graph are two peer groups. One was chosen in 1993 based on Lakeland Financial's asset size and consisted of all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an exchange for the last five consecutive years. The other was chosen in 1999 to recognize our growth and consisted of all banks in the United States with total assets of one billion dollars or more but less than three billion dollars whose equity securities were traded on an exchange for the last five consecutive years.

                            DIRECTORS' COMPENSATION

         During 1999, directors who were not full time employees of Lakeland Financial or Lake City Bank, were paid an annual fee of $6,000 and an additional $325 for each board meeting attended and $325 for each committee meeting attended. They are not eligible to participate in the 401(k) plan or the defined benefit plan. Inside directors (those who are full time employees of Lakeland Financial or Lake City Bank) are not paid a director's fee. Directors are permitted to defer receipt of their directors' fees and earn a rate of return based upon Lake City Bank's six-month certificate of deposit rates. Effective January 1, 1997, this plan was broadened to add an option to permit the directors to earn a return based upon the performance of our stock rather than the certificate of deposit rate. We may, but are not required to, fund the deferred fees into a trust which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. Any shares held in the trust are treated as treasury shares and may not be voted. During 1999 each director who was not a full time employee of Lakeland Financial or Lake City Bank was granted an option to acquire 11,750 shares at the price of $19.4375. The option is not exercisable for 5 years, except in the case of retirement or disability.

                          INDEBTEDNESS OF MANAGEMENT

         During 1999, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.

                        INDEPENDENT PUBLIC ACCOUNTANTS

         During 1999, Crowe, Chizek and Company LLP again served as our independent public accountants. As of this date no determination has been made as to selection of independent public accountants for the 2000 fiscal year. As a matter of practice for the past several years, we have not made a final decision on selection of independent public accountants until after the completion of all audit services for the prior year. A representative of Crowe, Chizek and Company LLP is not expected to be present at the annual meeting.

                           PROPOSALS OF SHAREHOLDERS

         Any proposal which any shareholder may intend to present at the annual meeting to be held in 2001 must be received by us on or before November 10, 2000, if such proposal is to be included in the proxy statement and form of proxy pertaining to the 2001 annual meeting.

                                    GENERAL

         On your written request addressed to the Corporate Secretary, Lakeland Financial Corporation at P.O. Box 1387, Warsaw, Indiana 46581-1387, a copy of Lakeland Financial Corporation's annual report on Form 10-K, including the financial statements and schedules thereto, will be provided without charge to you.

         As of the date of this proxy statement, we know of no matters to be brought before the annual meeting other than the matters outlined in this proxy statement. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.

                                    Michael L. Kubacki
                                    President and Chief Executive Officer

                               APPENDIX

                            FORM OF PROXY

            PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
             OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
           LAKELAND FINANCIAL CORPORATION TO BE HELD ON APRIL 11, 2000

         The undersigned hereby appoints R. Douglas Grant and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders, to be held at the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana, on the 11th day of April, 2000, at Noon
(EST), or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.       ELECTION OF DIRECTORS:

         FOR all nominees listed below        WITHHOLD AUTHORITY
         ---                                  ------------------
         (except as marked to the contrary    to vote for all nominees listed
         below)                               below

                  [ ]                                  [ ]

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         Term Expires 2003: R. Douglas Grant, Jerry L. Helvey, Allan J. Ludwig
                            and Richard L. Pletcher


2.       In accordance with their discretion,  upon all other matters that may
         properly   come  before  said   meeting  and  any   adjournments   or
         postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

                                 Dated:                                 , 2000
                                        --------------------------------

                                 Signature(s)
                                             ---------------------------------

                                             ---------------------------------

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.